    As filed with the Securities and Exchange Commission on November 6, 2000

                                         REGISTRATION  NO. 333-_________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               INPUT/OUTPUT, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                             22-2286646
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                       Identification Number)

                         12300 CHARLES E. SELECMAN DRIVE
                              STAFFORD, TEXAS 77477
                                 (281) 933-3339
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                INPUT/OUTPUT, INC. 2000 LONG-TERM INCENTIVE PLAN
                              (Full Title of Plan)

                              C. ROBERT BUNCH, ESQ.
                               INPUT/OUTPUT, INC.
                         12300 CHARLES E. SELECMAN DRIVE
                              STAFFORD, TEXAS 77477
                                 (281) 933-3339
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:
                            HAYNES AND BOONE, L.L.P.
                           1000 LOUISIANA, SUITE 4300
                              HOUSTON, TEXAS 77002
                             ATTN: MARC H. FOLLADORI
                                 (713) 547-2000

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                      PROPOSED
                                                                      MAXIMUM         PROPOSED MAXIMUM       AMOUNT OF
                 TITLE OF                       AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING    REGISTRATION
        SECURITIES TO BE REGISTERED         REGISTERED(1)(2)(3)     PER SHARE(3)          PRICE(3)              FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share          2,109,275             $8.375          $17,665,178.13        $2,653.20
=========================================================================================================================

(1) Pursuant to Rule 416(c), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Input/Output, Inc. 2000 Long-Term Incentive Plan (the "Plan").

(2) The Company previously filed a Registration Statement on Form S-8 on June 9, 1999 (Registration No. 333-80299) to register shares pursuant to the Company's 1990 Amended and Restated Stock Option Plan. This earlier Form S-8 registered 1,500,000 shares. There are currently 909,275 shares registered for issuance under the 1990 Amended and Restated Stock Option Plan that have not been issued (the "Unissued Shares"). The Company paid fees totaling $1,951 to register the Unissued Shares. Pursuant to General Instruction E to Form S-8 and to Rule 429(b), the Unissued Shares are being carried forward from such earlier registration statement and, accordingly, the Company has offset the registration fee to be paid herewith by the fees that were paid on June 9, 1999. The Company is concurrently filing Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 which registered the Unissued Shares (Registration No. 333-80299) to deregister the Unissued Shares.

(3) With respect to the shares registered hereby, the offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 on the basis of the average high and low sale prices for the Company's Common Stock on October 31, 2000 as reported on the New York Stock Exchange composite tape ($8.375 per share).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The contents of the following documents filed by Input/Output, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement (this "Registration Statement") by reference:

      (a) The Company's Annual Report, dated August 17, 2000, as filed with the Commission on Form 10-K, File No. 1-12691, for the fiscal year ended May 31, 2000;

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since May 31, 2000;

      (c) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed under Section 12(b) of the Exchange Act, dated October 17, 1994; and

      (d) The description of the Company's rights to purchase Series A Preferred Stock, par value $0.01 per share, contained in the Company's Registration Statement on Form 8-A filed under Section 12(b) of the Exchange Act, dated January 27, 1997, as amended by the Company's Amended Registration Statement on Form 8-A/A-1 filed under Section 12(b) of the Exchange Act, dated May 7, 1999.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding.

      In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

      The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made by the corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances. The determination as to whether a person who is a director or officer at the time of such determination has met the required standard of conduct is to be made (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if there are no disinterested directors or if the disinterested directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      The Company's Bylaws require the Company to indemnify its directors, officers, employees, and agents to the fullest extent permitted under Delaware law. The Company's Certificate of Incorporation provides that a director of the corporation shall not be held personally liable to the corporation or its shareholders for monetary damages for breach of a director's fiduciary duty of care, except that a director shall continue to be held personally liable for (i) breach of the duty of loyalty, (ii) failure to act in good faith, (iii) engaging in intentional misconduct or knowingly violating a law, (iv) paying a dividend or approving a stock repurchase which was illegal under Delaware law, or (v) obtaining an improper personal benefit.

      The Company has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

    Exhibit                        Description
    -------                        -----------
      4.1   Amended and Restated Certificate of Incorporation, filed as Exhibit
            3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1995, is incorporated herein by reference.

      4.2   Certificate of Amendment to the Amended and Restated Certificate of
            Incorporation, dated October 11, 1996, filed as Exhibit 3.2 to the
            Company's Annual Report on Form 10-K for the fiscal year ended May
            31, 1997, is incorporated herein by reference.

      4.3   Amended and Restated Bylaws, filed as Exhibit 3.2 to the Company's
            Annual Report on Form 10-K for the fiscal year ended May 31, 1995, is incorporated herein by reference.

      4.4 Specimen certificate for shares of the Company's common stock, par value $0.01 per share, filed as Exhibit F to the Company's
            Registration Statement on Form 8-A dated October 17, 1994, is incorporated herein by reference.

    Exhibit                        Description
    -------                        -----------
      4.5   Rights Agreement, dated as of January 17, 1997, by and between the
            Company and Harris Trust and Savings Bank, as Rights Agent,
            including exhibits thereto, filed as Exhibit 1 to the Company's
            Registration Statement on Form 8-A dated January 27, 1997, is incorporated herein by reference.

      4.6 Form of rights certificate to purchase Series A Preferred Stock, par value $0.01 per share, filed as Exhibit 3 to the Company's
            Registration Statement on Form 8-A dated January 27, 1997, is incorporated herein by reference.

      4.7   The Company's 2000 Long-Term Stock Plan.

      5.1   Opinion of Haynes and Boone, L.L.P.

     23.1   Consent of KPMG LLP.

     23.2 Consent of Haynes and Boone, L.L.P. (included in Exhibit 5.1 opinion).

     24.1   Power of Attorney (included on the signature page hereto).

ITEM 9. UNDERTAKINGS.

      A. Undertaking to Update

            The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration
            Statement:

                        (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
            Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B.    Undertaking With Respect to Documents Incorporated by Reference

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C.    Undertaking With Respect to Indemnification

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stafford, State of Texas, on November 6, 2000.

                                       INPUT/OUTPUT, INC.

                                       By: /s/ C. Robert Bunch
                                           -------------------------
                                           C. Robert Bunch
                                           Vice President, Chief Administrative
                                           Officer and Secretary
                                           (Principal Financial and
                                            Accounting Officer)

                                POWER OF ATTORNEY

      Each of the undersigned hereby appoints Timothy J. Probert and C. Robert Bunch, and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 6, 2000.

         SIGNATURE                                   TITLE
         ---------                                   -----
 /s/ Timothy J.  Probert              Director, President and Chief Executive Officer
-----------------------------------   (Principal Executive Officer)
      Timothy J.  Probert


 /s/ C. Robert Bunch                  Vice President, Chief Administrative Officer and Secretary
-----------------------------------   (Principal Financial and Accounting Officer)
      C. Robert Bunch


 /s/ James M. Lapeyre, Jr.            Director and Chairman of the Board
-----------------------------------
      James M. Lapeyre, Jr.


 /s/ David C. Baldwin                 Director
-----------------------------------
      David C. Baldwin


-----------------------------------   Director
      Ernest E. Cook


 /s/ Theodore H. Elliott, Jr.         Director
-----------------------------------
      Theodore H. Elliott, Jr.


 /s/ Robert P. Peebler                Director
-----------------------------------
      Robert P. Peebler


 /s/ Sam K. Smith                     Director
-----------------------------------
      Sam K. Smith


 /s/ William F. Wallace               Director
-----------------------------------
      William F. Wallace

                                INDEX TO EXHIBITS

 Exhibit                                 Description
 -------                                 -----------
   4.1   Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended
         May 31, 1995 and incorporated herein by reference.

   4.2   Certificate of Amendment to the Amended and Restated Certificate of
         Incorporation, dated October 11, 1996, filed as Exhibit 3.2 to the
         Company's Annual Report on Form 10- K for the fiscal year ended May 31,
         1997 and incorporated herein by reference.

   4.3   Amended and Restated Bylaws, filed as Exhibit 3.2 to the Company's
         Annual Report on Form 10-K for the fiscal year ended May 31, 1995, is incorporated herein by reference.

   4.4 Specimen certificate for shares of the Company's common stock, par value $0.01 per share, filed as Exhibit F to the Company's Registration
         Statement on Form 8-A dated October 17, 1994, is incorporated herein by reference.

   4.5 Rights Agreement, dated as of January 17, 1997, by and between the Company and Harris Trust and Savings Bank, as Rights Agent, including exhibits thereto, filed as Exhibit 1 to the Company's Registration
         Statement on Form 8-A dated January 27, 1997, is incorporated herein by reference.

   4.6 Form of rights certificate to purchase Series A Preferred Stock, par value $0.01 per share, filed as Exhibit 3 to the Company's Registration
         Statement on Form 8-A dated January 27, 1997, is incorporated herein by reference.

   4.7   The Company's 2000 Long-Term Incentive Plan.

   5.1   Opinion of Haynes and Boone, L.L.P.

  23.1   Consent of KPMG LLP.

  23.2   Consent of Haynes and Boone, L.L.P. (included in Exhibit 5.1 opinion).

  24.1   Power of Attorney (included on the signature page hereto).